UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)      July 25, 2002

HEALTHCARE REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3310 West End Avenue

Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 269-8175

(Registrant’s telephone number, including area code)

SIGNATURES
DIVIDEND PRESS RELEASE
EARNINGS PRESS RELEASE
SUPPLEMENTAL DATA REPORT

Item 9. Regulation FD Disclosure

      Healthcare Realty Trust is furnishing its quarterly dividend announcement dated July 23, 2002, its earnings press release dated July 25, 2002, and its Supplemental Data Report dated July 25, 2002, which is contained on its website (www.healthcarerealty.com).

Item 7. Financial Statements and Exhibits

      c)     Exhibits

99.1	Second quarter dividend press release, dated July 23, 2002.
99.2	Second quarter earnings press release, dated July 25, 2002.
99.3	Supplemental Data Report, dated July 25, 2002, for the three months ended June 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By	/s/ Timothy G. Wallace

Timothy G. Wallace
Executive Vice President
and Chief Financial Officer

Date: July 25, 2002